AMENDMENT NO. 1
                                    TO
               LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                    OF
                  WELLSFORD/WHITEHALL PROPERTIES, L.L.C.


          This AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT is made and entered into as of December 31, 1997 by and between WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall"), and Wellsford Commercial Properties Trust, a Maryland real estate investment trust ("WCPT"). All capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Original Agreement (as defined below).

                              R E C I T A L S

          WHEREAS, Whitehall and WCPT entered into that certain Limited Liability Company Operating Agreement of Wellsford/Whitehall Properties, L.L.C., dated as of August 28, 1997 (the "Original Agreement"); and

          WHEREAS, the parties hereto desire to amend the Original Agreement to reflect certain modifications to the Original Agreement.

          NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                                ARTICLE I.

                                 AMENDMENT

          Section 1.1 The following paragraph should be added to Section 6.2(f) immediately after Section 6.2(f)(vii):

               (viii) The Members agree that in the absence of any special allocations or adjustments to the Capital Accounts made by the Internal Revenue Service, their respective Capital Account balances (other than with respect to the preferred membership units) should be in the ratio of their respective number of Membership Units, and, accordingly, notwithstanding anything to the contrary in Section 6.2(d), to the extent permissible under Section s 704(b) and 514(c)(9) of the Code and the Treasury Regulations promulgated thereunder, for purposes of maintaining Capital Account balances, book income, gain and loss from the sale of Company Assets shall be allocated, in a manner that brings the Member's Capital Account balances into the ratio of their respective number of Membership Units as quickly as possible.

          Section 1.2 Paragraph 8 of Exhibit A of the Original Agreement is hereby deleted and is replaced in its entirety by Exhibit A attached hereto.

          Section 1.3 Paragraphs 3 and 12 of Section B of Exhibit E-3 of the Original Agreement are hereby deleted and are replaced in their entirety by Exhibit B attached hereto.

          Section 1.4 Section 2.9 of the Operating Agreement is hereby supplemented by adding the following subparagraph to the end thereof:

               "(g) Notwithstanding anything to the contrary contained herein, any capital or other expense necessary to remedy the violations referred to in the Abatement Order described in Schedule E3.9 to Exhibit E-3 (including, without limitation, those certain capital expenditures in respect of 15 Broad Street in the aggregate amount of $150,395.66 set forth in Schedule E3.5 to Exhibit E-3) shall be payable by, and shall be the responsibility of, Whitehall. To the extent the Company pays any such amounts, Whitehall shall promptly reimburse the Company therefor without any increase in its Capital Account, Percentage Interests or Membership Units."

          Section 1.5 The parties hereby agree that, notwithstanding any provision of the Operating Agreement, Closing Date Prorations shall occur with respect to the Whitehall Additional Contributed Assets on the Additional Closing Date, i.e., February 20, 1998.

                                ARTICLE II

                               Miscellaneous


          Section 2.1 All references to the "Agreement" in the Original Agreement shall be deemed to refer to the Original Agreement, as amended by this Agreement.

          Section 2.2 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 2.3 This Agreement, the Original Agreement, together with all Exhibits, Schedules, and Annexes hereto and thereto and all letter agreements executed by the Company, the Initial Members and/or their respective Affiliates on the date hereof and the date of the Original Agreement (which are incorporated herein and therein by this reference), supersedes all prior agreements among the parties with respect to the subject matter hereof and contains the entire agreement among the parties with respect to such subject matter.

          Section 2.4 The parties agree that the individuals executing this Agreement on behalf of the Initial Members have done so in their respective capacities as officers or trustees of the Initial Members (or, in the case of Whitehall, its general partner) and not individually, and none of the direct or indirect partners, trustees, officers or shareholders of either Initial Member shall be bound or have any personal liability hereunder. Each Initial Member shall look solely to the Interest of the other Initial Member for satisfaction of any liability of such other Initial Member in respect of this Agreement and will not seek recourse or commence any action against any of the direct or indirect partners, trustees, officers or shareholders of such other Initial Member or any of their personal assets for the performance or payment of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          Section 2.5 This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions thereof.

          Section 2.5 Except as expressly set forth herein, all terms, conditions and provisions of the Original Agreement shall remain unchanged and in full force and effect and are ratified and reaffirmed in all respects.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                          SIGNATURE PAGE FOLLOWS]
          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.



                    WHWEL REAL ESTATE LIMITED PARTNERSHIP

                    By: WHATR Gen-Par, Inc., General Partner


                        By: /s/ Stuart M. Rothenberg
                            ---------------------------------------
                            Name:  Stuart M. Rothenberg
                            Title:  Vice President



                    WELLSFORD COMMERCIAL PROPERTIES TRUST



                        By: /s/ Edward Lowenthal
                            ----------------------------------------
                            Name:  Edward Lowenthal
                            Title:  President

                                 EXHIBIT A

                  CONTRIBUTION OF 15 BROAD AND 600 ATRIUM

                            TRANSACTION SUMMARY


In connection with the acquisition by Wellsford/Whitehall Properties, L.L.C. (UWellsford/Whitehall") of the properties known as 15 Broad Street and 600 Atrium, the following transactions will occur:


     (i) Wellsford/Whitehall will borrow $6,000,000 under the Revolving Credit Facility pursuant to the Revolving Credit Agreement by and among Wellsford/Whitehall, BankBoston, N.A. and Goldman Sachs Mortgage Company.

    (ii) Wellsford/Whitehall will make a distribution to the Whitehall Member in the amount of $3,983,076.

   (iii) WHCB Real Estate Limited Partnership will distribute pro rata undivided interests in the property known as 600 Atrium to Stone Street Chemical Corp., Bridge Street Real Estate Fund 1996, L.P., Stone Street Real Estate Fund 1996, L.P., JER WHC-Six Services, Inc., WHCB Gen-Par, Inc. and Whitehall Street Real Estate Limited Partnership V ("Whitehall V"); Stone Street Chemical Corp., Bridge Street Real Estate Fund 1996, L.P., Stone Street Real Estate Fund 1996, L.P., JER WHC-Six Services, Inc., WHCB Gen-Par, Inc. and Whitehall V will contribute their respective undivided interests in 600 Atrium to Wellsford/Whitehall. The foregoing distributions and contributions will be made subject to the existing financing secured by 600 Atrium and will be evidenced by a deed from WHCB Real Estate Limited Partnership to Wellsford/Whitehall.

    (iv) WHTR Real Estate Limited Partnership will distribute pro rata undivided interests in the property known as 15 Broad Street to Stone Street Real Estate Fund 1994, L.P., Bridge Street Real Estate Fund, 1994, L.P., Stone Street Administrative Corporation I, JER WHC-Six Services, Inc., WHTR Investors, Inc. and Whitehall V; Stone Street Real Estate Fund 1994, L.P., Bridge Street Real Estate Fund 1994, L.P., Stone Street Administrative Corporation I, JER WHC-Six Services, Inc., WHTR Investors, Inc. and Whitehall V will contribute their respective undivided interests in 15 Broad Street to Wellsford/Whitehall. The foregoing transactions will be made subject to the existing financing secured by 15 Broad and will be evidenced by a deed from WHTR Real Estate Limited Partnership to Wellsford/Whitehall.

     (v) In the aggregate, the contributions described in (iii) and (iv) above represent a $3,983,076 capital contribution to Wellsford/Whitehall (the "Contribution Interests"). Stone Street Real Estate Fund 1994, L.P., Stone Street Administrative Corporation I, Bridge Street Real Estate Fund 1994, L.P., Stone Street Chemical Corp., Bridge Street Real Estate Fund 1996, L.P., Stone Street Real Estate Fund 1996, L.P., JER WHC-Six Services, Inc., WHCB Gen-Par, Inc. and WHTR Investors, Inc. will contribute the Contribution Interests to the Whitehall Member in exchange for a $3,983,076 partnership interest in the Whitehall Member.
    (vi) Wellsford/Whitehall will repay the existing financing secured by 600 Atrium and will pay the release price for 15 Broad Street.

   (vii) The transactions described in (i) through (vi) above will occur contemporaneously such that the existing financing on 15 Broad Street and 600 Atrium will be repaid on the date such properties are contributed to Wellsford/Whitehall.

                                 EXHIBIT B

         REPRESENTATIONS AND WARRANTIES CONCERNING THE ADDITIONAL
                           WHITEHALL PROPERTIES

          3. Compliance with Laws. Except as set forth on Schedule E3.9, to Whitehall's knowledge, each Whitehall Additional Current Owner is in material compliance with all applicable laws and each of them has obtained and complied with all material consents, approvals, permits and licenses of governmental authorities required to conduct their respective businesses as presently operated and such consents, approvals, permits and licenses have not been terminated. Except as set forth on Schedule E3.9, no Whitehall Additional Current Owner has received any written notice that it is not in such compliance. Except as set forth on Schedule E3.9, each Whitehall Additional Current Owner has delivered to WCPT true and complete copies of all certificates of occupancy in its possession pertaining to all or any portion of any Whitehall Additional Property.

          12. Assessed Value. Except as set forth on Schedule E3.10, no Whitehall Additional Current Owner has received any notice of, and Whitehall does not know of, any proposed change in the assessed value of all or any portion of any Whitehall Additional Property owned by such Whitehall Additional Current Owner, other than the customary scheduled increases in the state, county and city where such Whitehall Additional Property is located, or such change as would not have a material adverse effect on the owner of such Whitehall Additional Property. Except as set forth on Schedule E3. 10, the Whitehall Additional Current Owners have not received any written notice of any proposed or pending special assessments which affect any Whitehall Additional Property or any portion thereof, other than such special assessment that would not have a material adverse effect on the owner of such Whitehall Additional Current Property.